Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

    This Amendment No. 1 to Securities Purchase Agreement (“Amendment”) is entered into as of April 30, 2013, by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Bergamo Acquisition Corp. PTE LTD, a company organized and existing under the laws of Singapore (“Purchaser”).  Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings as set forth in the Agreement (as defined below).

RECITALS

    WHEREAS, Purchaser assumed all obligations under that certain Securities Purchase Agreement, dated April 8, 2013 (the “Agreement”), by and between the Company and an affiliate of Purchaser, pursuant to the terms of an Assignment and Assumption Agreement, dated as of April 12, 2013;

    WHEREAS, subject to the terms and conditions set forth in the Agreement, Purchaser agreed to purchase from the Company an aggregate of 72 million restricted shares of Common Stock of the Company (“Shares”) for aggregate consideration of U.S. $36.0 million; and

    WHEREAS, the Company and Purchaser desire to amend the Agreement as more particularly set forth in this Amendment.

AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

    1.  Section 2.1 of the Agreement is hereby amended and replaced in its entirety with the following:

Section 2.1     Closing; Investment Dates

Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, Seventy Two Million (72,000,000) Shares of Common Stock of the Company for Thirty Six Million Dollars ($36,000,000), or $0.50 per share, in a series of tranches (each, a “Closing” and the date of each such Closing an “Investment Date”) in accordance with the schedule set forth below:

Investment Date	Total Amount of Investment	Total No. of Shares
On or before May 15, 2013	$1,000,000	2,000,000
On or before May 31, 2013	$2,000,000	4,000,000
On or before June 30, 2013	$8,250,000	16,500,000
On or before July 30, 2013	$8,250,000	16,500,000
On or before August 31, 2013	$8,250,000	16,500,000
On or before September 30, 2013	$8,250,000	16,500,000

On each Investment Date, the Company and Purchaser shall deliver the items set forth in Section 2.3 deliverable at the Closing; provided, however, the opinion of Company Counsel required by Section 2.3(a)(vii) shall only be required to be delivered as a condition to the Closing of the final tranche of $8,250,000.  Upon satisfaction of the covenants and conditions set forth in Section 2.3, each Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

The Company and Purchaser represent and warrant to each other as follows:

(a)  The execution, delivery and performance of this Amendment are within the power and authority of the Company and Purchaser and are not in contravention of law, Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Company or Purchaser is a party or by which the Company or Purchaser is bound.  No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Company or Purchaser of this Amendment, to ensure the validity or enforceability thereof.

(d)  When executed on behalf of the Company and Purchaser, this Amendment will constitute the legally binding obligations of the Company and Purchaser, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

3.  The provisions of the Agreement, as modified in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Agreement, the terms and conditions set forth herein shall control.  This Amendment shall be governed by the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn Singh Name: Shawn Singh Title: Chief Executive Officer

BERGAMO ACQUISITION CORP. PTE LTD

By: /s/ Hillard Herzog Name: Hillard Herzog Title: President